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Exhibit 23.2

Independent Auditors Consent

The Board of Directors
SMTEK International, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-02969 and 333-31349) on Form S-3 of SMTEK International, Inc. and the registration statements (Nos. 333-74400, 333-08689, 333-72139, 333-44612, 333-49954 and 333-49956) on Form S-8 of our report dated August 16, 2002, except for the fourth paragraph of note 5 to the consolidated financial statements which is as of September 25, 2002, and except for the restatement for discontintinued operations as described in the second paragraph of note 3 to the 2002 and 2001 consolidated financial statements, which is as of September 24, 2003, with respect to the consolidated balance sheet of SMTEK International, Inc. and subsidiaries as of June 30, 2002, and the related consolidated statements of operations, cash flows and stockholders' equity and comprehensive income (loss) for the years ended June 30, 2002 and 2001, which report appears in the June 30, 2003 annual report on Form 10-K of SMTEK International, Inc.

/s/ KPMG LLP

Los Angeles, California
September 24, 2003

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  Exhibit 23.2